F45 Reports Third Quarter Fiscal 2022 Results and Announces Formation of Special Committee and Engagement of Advisors

AUSTIN, Texas – November 14, 2022 – F45 Training Holdings Inc. (NYSE:FXLV) (“F45” or the “Company”) today reported financial results for the fiscal third quarter ended September 30, 2022 and announced the formation of a Special Committee and the engagement of advisors.

“During the third quarter, we delivered total revenue of $29.3 million and Adjusted EBITDA of $6.1 million. In addition, we had 84 Net Initial Studio Openings for the quarter, bringing our global Total Studio count to 2,042. I am pleased with the performance of our studios, which generated same store sales growth of 16% as well as record system-wide sales of $130.6 million, representing year-over-year growth of 31%,” said Ben Coates, interim CEO of F45.

He continued, “Last quarter, we announced several key organizational changes and a cost reduction plan designed to position the Company more closely with macroeconomic conditions and current business trends. I am pleased to share that these changes were implemented during the third quarter and are beginning to demonstrate positive results.”

Third Quarter Fiscal 2022 Highlights Compared to Third Quarter Fiscal 2021

•Total revenue increased from the prior year period by 8% to $29.3 million.
•Same-store sales increased 16% globally and 11% in the United States.
•System-wide sales increased 31% globally to $130.6 million, and 32% in the United States to $61.1 million.
•System-wide visits increased 19% globally to 7.6 million, and 10% in the United States to 3.3 million.
•Net Franchises Sold totaled (152), which was impacted by terminations due to the unavailability of previously announced franchise financing facilities.
•Net Initial Studio Openings totaled 84.
•Reported net loss of $60.0 million.
•Adjusted EBITDA of $6.1 million.(1)

(1) Please refer to the explanation of non-GAAP financial measures for Adjusted EBITDA.

Operating Results for the Third Quarter Ended September 30, 2022

Total revenue increased $2.1 million, or 8%, to $29.3 million from $27.2 million as compared to the prior year period.

• Franchise revenue increased $0.1 million, or 1%, to $18.6 million from $18.5 million in the prior year period.

• Equipment and merchandise revenue increased $2.1 million, or 24%, to $10.8 million from $8.7 million in the prior year period. The increase in equipment and merchandise revenue was driven by the delivery of approximately 97 World Packs during the quarter.

Gross profit of $19.9 million remained unchanged as compared to the $19.9 million from the prior year period. Gross profit margin of 68% represented a decrease from 73% during the prior year period.

Selling, general and administrative (“SG&A”) expenses were $53.9 million, compared to $110.5 million in the third quarter last year. SG&A expense was primarily driven by significant one-time expenses including restructuring costs, legal settlements, relocation expenses, stock-based compensation, and COVID-19 concessions. After adjusting for non-recurring and non-cash items, SG&A equaled approximately $19.5 million, which represented a decline from the prior quarter period, due to the recently implemented cost reduction plan.

Net loss was $60.0 million, compared to net loss of $130.2 million in the prior year period.

Adjusted EBITDA was $6.1 million, compared to $10.1 million in the prior year period.

Financial Outlook

The Company is reaffirming the following financial guidance for the year ending December 31, 2022 as described in the strategic outlook announcement on July 26, 2022.

The guidance assumes that the $250 million of growth capital provided by two previously announced franchise financing facilities, which F45 had arranged for franchisees to open additional studios, will not be available despite strong demand from franchisees.

•Full-year net New Franchises Sold between 350 and 450.
•Full-year net Initial Studio Openings between 350 and 450.
•Full-year revenue between $120 million and $130 million.
•Full-year Adjusted EBITDA between $25 million and $30 million.

Formation of Special Committee and Engagement of Advisors

The Company’s Board of Directors has formed a Special Committee of independent directors to review and evaluate strategic alternatives including the previously announced unsolicited, preliminary and non-binding proposal the Company received on September 30, 2022 from Kennedy Lewis Investment Management LP (“KLIM”) to acquire all of the outstanding shares of common stock of the Company not already beneficially owned by KLIM or other stockholders participating in the proposed transaction at a price per share equal to $4.00 in cash (the “KLIM Proposal”). As part of the comprehensive process, the Special Committee will review and evaluate alternatives to the KLIM Proposal.

The Special Committee has retained J.P. Morgan Securities LLC as financial advisor, and King & Spalding LLP as legal counsel, to assist the Special Committee in its review and evaluation.

The Special Committee has the full power and authority of the Board of Directors to take any and all actions on behalf of the Board of Directors as it deems necessary to evaluate and negotiate the KLIM Proposal and alternatives to the KLIM Proposal. The Special Committee’s grant of authority provides that the KLIM Proposal and alternatives to the KLIM Proposal will not be consummated without the prior approval of the Special Committee.

The Special Committee has not set a definitive timetable for completion of its evaluation, and there can be no assurances that the process will result in any transaction being announced or completed. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

Conference Call

A conference call to discuss the Company’s first quarter results is scheduled for November 14, 2022, at 4:30 P.M ET. To participate, please dial 844-200-6205 or 929-526-1599 for international callers, and use the passcode 348873. The call is also accessible via webcast at https://ir.f45training.com/. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658, for international callers, and use the passcode 750057. An archive of the webcast will be available on F45 Training Holdings’ investor relations website.

About F45

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies including a fitness programming algorithm and a digitally enabled delivery platform that leverages a rich content database of thousands of unique functional training movements to offer new workouts each day and provide a standardized experience across F45’s global franchise.

For more information, please visit www.f45training.com.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release presents certain other supplemental financial measures, including Adjusted EBITDA and free cash flow, which is a measurement that is not calculated in accordance with GAAP. Management believes that Adjusted EBITDA and free cash flow is useful to management as it allows investors to evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions, and compare our performance against that of other peer companies using similar measures. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of sales tax liability, transaction expenses, certain legal costs and settlements, COVID-19 concessions, growth and new market development expense as well as certain other items identified as affecting comparability, when applicable. Adjusted EBITDA eliminates non-cash depreciation and amortization expense that results from our capital investments and intangible assets, as well as income taxes, which may not be comparable with other companies based on our tax structure. Free cash flow is defined as cash flows from operating activities less capital expenditures. Adjusted EBITDA and free cash flow should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance. Other companies may define Adjusted EBITDA differently and, as a result the Company’s measures of Adjusted EBITDA, it may not be directly comparable to those of other companies. A reconciliation of non-GAAP financial measures used in this press release to their nearest comparable GAAP financial measures is included at the end of this press release.

Financial Metrics and Other Data

This press release includes several key financial metrics and other data used by the Company management in assessing the Company’s results of operations:

“Initial Studio Openings” means the number of studios that were determined to be first opened during such period. Prior to October 1, 2021, we classify an Initial Studio Opening to occur in the first month in which the studio first generates monthly revenue of at least $4,500. Starting on October 1, 2021, we classify an Initial Studio Opening to occur in the month in which we record the initial studio opening in our internal systems. Any studios that do not have an Initial Studio Opening under the prior definition are included as of October 1, 2021. Initial Studio Openings are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

“New Franchises Sold” means, for any specific period, the number of franchises sold during such period using the methodology set forth below for “Total Franchises Sold.”

“Open Studios” means the number of studios that were open for business as of a certain date. A studio may be classified as an Open Studio regardless of whether or not it generated minimum monthly revenue of $4,500. During the COVID-19 pandemic, a significant portion of our network was forced to temporarily close, which reduced the number of Open Studios. As studios re-open in accordance with state and local regulations, they are reflected in the Open Studios figures.

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which we define as open studios that have been operating for more than 16 months.

“System-wide sales” are defined as all payments made to our studios and includes payment for classes, apparel and other sales for a given period. We track System-wide Sales as an indication of the strength of our franchisee network.

“System-wide visits” means the number of registered individual workouts for any specified period. A workout is registered when the consumer checks into a class.

“Total Franchises Sold” represents, as of any specified date, (i) the total number of signed franchise agreements in place as of such date for which an establishment fee has been paid and (ii) the total number of franchises committed in a multi-studio agreement in place as of such date for which an upfront payment has been made, in each case that have not been terminated. Each new franchise is included in the number of total franchises sold from the date on which such franchise first satisfies the condition in clause (i) or (ii) above, as applicable. total franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement, and includes franchises with open studios. Franchises are removed from total franchises sold upon termination of the franchise agreement.

“Total Studios” as of any specified date, means the total cumulative Initial Studio Openings as of that date less cumulative permanent studio closures as of that date. Total Studios are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

Forward-Looking Statements

F45’s financial outlook and other statements in this press release that refer to future plans and expectations, including those relating to F45’s long-term growth expectations, are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, total addressable market and market opportunity, financial outlook, business plans, future macroeconomic conditions, future impacts of the COVID-19 pandemic, and future products and services, also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward- looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). These risks also include the impact of the announcement of the formation of the Special Committee and review of the KLIM Proposal and alternatives to the KLIM Proposal on the Company’s business and its ability to effectuate any such potential transaction. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Annual Report on Form 10-K and other SEC filings.

F45 Training Holdings Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts and share data)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$16,676	$42,004
Restricted cash	66	—
Accounts receivable, net	33,937	27,788
Due from related parties	1,058	2,442
Inventories	53,745	12,300
Deferred costs	1,861	1,887
Prepaid expenses	9,620	12,706
Other current assets	18,348	9,515
Total current assets	135,311	108,642
Property and equipment, net	10,546	5,645
Deferred tax assets, net	10,145	22,716
Goodwill	4,405	4,614
Intangible assets, net	28,342	28,446
Deferred costs, net of current	10,946	11,871
Other long-term assets	26,330	21,960
Total assets	$226,025	$203,894

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$60,189	$36,594
Deferred revenue	6,828	7,137
Interest payable	382	276
Current portion of long-term debt	37	—
Income taxes payable	16,712	9,624
Total current liabilities	84,148	53,631
Deferred revenue, net of current	1,908	7,385
Long-term debt	88,351	—
Other long-term liabilities	9,191	12,605
Total liabilities	183,598	73,621
Commitments and contingencies (Note 17)
Stockholders’ equity
Common stock, $0.00005 par value; 97,315,803 and 95,806,063 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	6	5
Additional paid-in capital	672,898	662,946
Accumulated other comprehensive (loss) income	(4,772)	603
Accumulated deficit	(450,985)	(358,561)
Less: Treasury stock	(174,720)	(174,720)
Total stockholders' equity	42,427	130,273
Total liabilities and stockholders' equity	$226,025	$203,894

F45 Training Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share amounts and share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Franchise (Related party: $2,188 and $2,724 for the three months ended September 30, 2022 and 2021, respectively, and $7,164 and $3,329 for the nine months ended September 30, 2022 and 2021, respectively)	$18,565	$18,513	$57,534	$52,250
Equipment and merchandise (Related party: $4,020 and $0 for the three months ended September 30, 2022 and 2021, respectively, and $14,652 and $0 for the nine months ended September 30, 2022 and 2021, respectively)	10,762	8,664	51,834	19,950
Total revenues	29,327	27,177	109,368	72,200
Costs and operating expenses:
Cost of franchise revenue	1,469	1,486	4,390	4,162
Cost of equipment and merchandise (Related party: $4,607 and $1,561 for the three months ended September 30, 2022 and 2021, respectively, and $8,932 and $3,678 for the nine months ended September 30, 2022 and 2021, respectively)	7,950	5,752	27,572	12,672
Selling, general and administrative expenses	53,913	110,492	138,831	145,882
Total costs and operating expenses	63,332	117,730	170,793	162,716
Loss from operations	(34,005)	(90,553)	(61,425)	(90,516)
Loss on derivative liabilities, net	—	—	—	48,603
Change in fair value - warrant liabilities	(3,192)	$—	(4,457)	—
Interest expense, net	12,620	41,897	13,442	59,165
Other expense (income), net	2,567	(2,035)	1,953	(1,415)
Loss before income taxes	(46,000)	(130,415)	(72,363)	(196,869)
Provision (benefit) for income taxes	14,010	(222)	20,061	693
Net loss	$(60,010)	$(130,193)	$(92,424)	$(197,562)

Other comprehensive income (loss)
Unrealized (loss) gain on interest rate swap, net of tax	—	(7)	—	196
Reclassification to interest expense from interest rate swaps	—	464	—	464
Foreign currency translation adjustment, net of tax	(2,736)	(509)	(5,375)	(616)
Comprehensive loss	$(62,746)	$(130,245)	$(97,799)	$(197,518)

Per share data:
Net loss per share
Basic and diluted	$(0.62)	$(1.52)	$(0.96)	$(4.10)

Shares used in computing net loss per share
Basic and diluted	97,100,453	85,463,755	96,245,149	48,214,724

F45 Training Holdings Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(92,424)	$(197,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	912	195
Amortization of intangible assets	2,895	1,968
Amortization of deferred costs	3,032	1,330
Accretion and write-off of debt discount	—	31,585
Amortization of debt offering costs	263	—
Bad debt expense	11,308	5,417
Stock-based compensation	11,504	85,745
Deferred income taxes	11,672	—
Loss (gain) on disposal of property and equipment	565	(6)
Change in fair value - warrant liabilities	(4,457)	—
Prepayment penalty included in interest expense	—	13,034
PPP loan forgiveness	—	(2,063)
Loss on termination of Fortress financing facility	14,046	—
Loss on derivative liabilities, net	—	48,603
Provision for inventories	—	147
Paid-in-kind interest accrual	—	12,851
Unrealized foreign currency transaction (losses) gains	(1,461)	333
Impairment expense	131	—
Other	(41)	—
Changes in operating assets and liabilities:
Due from related parties	(626)	178
Accounts receivable, net	(16,359)	(11,361)
Inventories	(41,793)	(7,120)
Prepaid expenses	2,886	(7,863)
Other current assets	(12,907)	(2,742)
Deferred costs	(2,620)	(2,534)
Other long-term assets	(6,460)	(9,274)
Accounts payable and accrued expenses	24,545	5,432
Deferred revenue	(1,042)	989
Interest payable	—	(107)
Income taxes payable	7,891	(1,766)
Other long-term liabilities	(437)	(167)
Net cash used in operating activities	(88,977)	(34,758)
Cash flows from investing activities
Purchases of property and equipment	(6,079)	(1,465)
Acquisition of Flywheel	—	(25,033)
Purchases of intangible assets	(2,995)	(872)
Net cash used in investing activities	(9,074)	(27,370)
Cash flows from financing activities
Borrowings under revolving facility	87,946	—
Proceeds from issuance of common stock, net of offering costs	—	277,753
Repayment of revolving facility	—	(7,000)
Repayment of 1st lien loan	—	(33,688)
Repayment of 2nd lien loan	—	(137,443)
Prepayment premium on 2nd lien loan	—	(13,034)

	Nine Months Ended September 30,
	2022	2021
Taxes paid related to net share settlement of equity awards	(11,423)	—
Deferred financing costs	(3,176)	(1,012)
Net cash provided by financing activities	$73,347	$85,576
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(558)	203
Net change in cash, cash equivalents, and restricted cash	(25,262)	23,651
Cash and cash equivalents at beginning of period	42,004	28,967
Restricted cash at beginning of period	—	—
Cash, cash equivalents, and restricted cash at beginning of period	42,004	28,967
Cash and cash equivalents at end of period	16,676	52,618
Restricted cash at end of period	66	—
Cash, cash equivalents, and restricted cash at end of period	$16,742	$52,618

Supplemental disclosures of cash flow information:
Income taxes paid	$674	$1,771
Interest paid	1,457	14,143

Supplemental disclosures of noncash financing and investing activities:
Conversion of convertible debt and derivative liability into common stock	$—	$191,519
Conversion of convertible preferred stock into common stock	—	98,544
Property and equipment included in accounts payable and accrued expenses	592	—
Deferred financing costs incurred pursuant to issuance of liability warrants	8,917	—
Reduction in liability warrant related to exercise of put option via net share settlement	4,460	—
Deferred financing costs included in accounts payable and accrued expenses	2,224	—
Assumption of note payable in exchange for intangible and other current assets	405	—

F45 Training Holdings Inc.
SEGMENTS INFORMATION
(in thousands)
(unaudited)

	For the Three Months Ended September 30, 2022			For the Three Months Ended September 30, 2021
	Revenue	Cost of revenue	Gross profit	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$11,722	$1,158	$10,564	$11,856	$1,047	$10,809
Equipment and merchandise	4,805	3,796	1,009	4,162	2,239	1,923
	$16,527	$4,954	$11,573	$16,018	$3,286	$12,732
Australia:
Franchise	$3,302	$168	$3,134	$3,328	$158	$3,170
Equipment and merchandise	664	606	58	2,234	$1,992	242
	$3,966	$774	$3,192	$5,562	$2,150	$3,412
Rest of World:
Franchise	$3,541	$143	$3,398	$3,329	$281	$3,048
Equipment and merchandise	5,293	3,548	1,745	2,268	1,521	747
	$8,834	$3,691	$5,143	$5,597	$1,802	$3,795
Consolidated:
Franchise	$18,565	$1,469	$17,096	$18,513	$1,486	$17,027
Equipment and merchandise	10,762	7,950	2,812	8,664	5,752	2,912
	$29,327	$9,419	$19,908	$27,177	$7,238	$19,939

	For the Nine Months Ended September 30, 2022			For the Nine Months Ended September 30, 2021
	Revenue	Cost of revenue	Gross profit	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$36,268	$3,565	$32,703	$31,823	$3,377	$28,446
Equipment and merchandise	34,206	16,794	17,412	11,166	6,154	5,012
	$70,474	$20,359	$50,115	$42,989	$9,531	$33,458
Australia:
Franchise	$10,242	$473	$9,769	$9,319	$430	$8,889
Equipment and merchandise	3,893	$3,394	499	3,762	3,313	449
	$14,135	$3,867	$10,268	$13,081	$3,743	$9,338
Rest of World:
Franchise	$11,024	$352	$10,672	$11,108	$355	$10,753
Equipment and merchandise	13,735	7,384	6,351	5,022	3,205	1,817
	$24,759	$7,736	$17,023	$16,130	$3,560	$12,570
Consolidated:
Franchise	$57,534	$4,390	$53,144	$52,250	$4,162	$48,088
Equipment and merchandise	51,834	27,572	24,262	19,950	12,672	7,278
	$109,368	$31,962	$77,406	$72,200	$16,834	$55,366

(1) Revenues for the three and nine months ended September 30, 2021 have been recast by management to reflect changes in inter-segment profit in order to conform to current year presentation.

TOTAL FRANCHISES SOLD
(unaudited)

	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Franchises Sold, beginning of period	2,227	803	804	3,834	1,379	785	637	2,801
New Franchises Sold, net(a)	(167)	(5)	20	(152)	87	15	108	210
Total Franchises Sold, end of period	2,060	798	824	3,682	1,466	800	745	3,011

(a) New Franchises Sold are shown net of franchises that were signed but subsequently terminated prior to the initial studio opening.

TOTAL STUDIOS
(unaudited)

	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Studios, beginning of period	783	674	501	1,958	556	628	371	1,555
Initial Studio Openings, net(a)	61	5	18	84	30	5	28	63
Total Studios, end of period	844	679	519	2,042	586	633	399	1,618

(a) Initial Studio Openings are shown net of studios that have permanently closed which had a recorded initial studio opening.

GAAP to Non-GAAP Reconciliation
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net loss	$(60,010)	$(130,193)	$(92,424)	$(197,562)
Interest expense, net	12,620	41,897	13,442	59,165
Provision (benefit) for income taxes	14,010	(222)	20,061	693
Depreciation and amortization	1,371	786	3,807	2,163
Amortization of deferred costs	1,350	605	3,032	1,330
EBITDA	$(30,659)	$(87,127)	$(52,082)	$(134,211)
Sales tax reserve(a)	429	140	1,489	387
Transaction fees(b)	743	5,485	8,335	8,816
Loss on derivative liabilities(c)	—	—	—	48,603
Certain legal costs and settlements(d)	7,459	1,029	16,329	4,452
Stock-based compensation(e)	8,117	85,745	12,951	85,745
Recruitment(f)	—	17	1,138	70
COVID concessions(g)	3,744	1,590	8,283	5,923
Relocation(h)	219	258	1,658	510
Development costs(i)	1,538	932	3,815	3,720
Charitable donation(j)	—	2,046	—	2,046
Restructuring costs(k)	14,550	—	14,550	—
Adjusted EBITDA	$6,140	$10,115	$16,466	$26,061

(a) Represents the impact of one-time sales tax liability arising from a timing change in the ability to enforce certain contractual terms in arrangements with franchisees.
(b) Represents transaction costs incurred as a part of a reorganization, acquisition-related costs in a business combination, and the issuance of preferred and common shares, including legal, tax, accounting and other professional services.
(c) Represents the gain on derivative liabilities related to the warrants and the loss on derivative liabilities associated with the convertible note.
(d) Represents certain one-time legal costs, primarily related to litigation activities and legal settlements.
(e) Represents stock-based compensation of our employees, non-employees and directors associated with our initial public offering.
(f) Represents one-time recruitment expense of executive leadership and essential public-company roles.
(g) Represents concessions made to studios impacted by COVID, including one time COVID-19 related write-offs.
(h) Represents costs incurred as a part of the relocation of our corporate headquarters.
(i) Represents one-time non-recurring costs incurred with launch of new brands.
(j) Represents one-time charitable donation made in the amount of total PPP loan forgiveness pursuant to the use of proceeds discussed in our IPO prospectus.
(k) Represents costs incurred related to the restructuring performed in July 2022.

Investor and Media Relations:
Bruce Williams, Managing Director ICR, Inc.
F45IR@icrinc.com
332-242-4303

Source: F45 Training Holdings Inc.